UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  01/04/2010

Commission File Number	Exact name of registrant as specified in its charter; State or other jurisdiction of incorporation; Address of principal executive offices; and Registrant's telephone number including area code	IRS Employer Identification Number
001-33527	BWAY HOLDING COMPANY Delaware 8607 Roberts Drive Suite 250 Atlanta, Georgia 30350-2237 770-645-4800	55-0800054
001-12415	BWAY CORPORATION Delaware 8607 Roberts Drive Suite 250 Atlanta, Georgia 30350-2237 770-645-4800	36-3624491

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On January 4, 2010, BWAY Corporation (the "Company") entered into a separation pay agreement (the "Agreement") with Michael B. Clauer, its Executive Vice President and Chief Financial Officer. The Agreement was effective upon execution. The Company is a subsidiary of BWAY Holding Company.

Pursuant to the Agreement, if the Company terminates Mr. Clauer without cause, as defined in the Agreement, then the Company is obligated to provide Mr. Clauer separation benefits consisting of (i) a lump sum payment equal to 12 months of his then current base salary; (ii) a lump sum payment equal to 1.5 times his then current annual target incentive bonus; (iii) reimbursement of COBRA premiums under the Company's medical group health plan for 12 months; and (iv) monthly payments of $1,300 for 12 months.

The above is a summary of the terms of the Agreement and is qualified in its entirety by reference to the Agreement, which is included as Exhibit 10.1 to this Current Report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BWAY HOLDING COMPANY

Date: January 07, 2010	By:	/s/ Kevin C. Kern
Kevin C. Kern
Senior Vice President and Chief Administrative Officer

EXHIBIT INDEX

Exhibit No.	Description
EX-10.1	Separation Pay Agreement